SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 14, 2005

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2005, BUCA, Inc. issued a press release announcing the appointment by the Board of Directors of James T. Stamas (73 years old) to its Board of Directors to serve as an additional Class I Director. Mr. Stamas was elected on October 14, 2005 and his term commenced on that date. Mr. Stamas has been appointed to the Compensation Committee of the Company’s Board of Directors.

Mr. Stamas has served as Dean of the School of Hospitality at Boston University since 1995. From 1973 to 1988 he was with Omni Hotels where he retired as Senior Vice President and Chief Administrative Officer. Prior to that he held positions with Sonesta Hotels and Raytheon Company. In 1988, he founded Stamas Partners, a management consulting company providing human resources and organizational development services to the hospitality industry. He has served as Chairman of the Executive Board for the Whittemore School of Business and Economics at the University of New Hampshire. He is a former director of Yorkshire Restaurants and Panatech Research & Development Corp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005	BUCA, INC.
(Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer